Exhibit 99.2

Second Quarter 2016
Teleconference
Supplemental Data

Cautionary Statement

Forward-Looking Information    This communication contains forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding our future financial and business performance and prospects, including forecasted 2016 third quarter and full year business and financial results, sales growth, performance against the market, investments, innovation, cost efficiencies, unfavorable foreign currency and merger and acquisition opportunities. These statements are based on the current expectations of management of the Company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties are set forth under Item 1A of our most recent Annual Report on Form 10-K and our other our public filings with the Securities and Exchange Commission (the “SEC”) and include the vitality of the markets we serve, including the markets served by our Global Energy segment; the impact of worldwide economic factors such as the worldwide economy, credit markets, interest rates and foreign currency risk, including reduced sales and earnings in other countries resulting from the weakening of local currencies versus the U.S. dollar; exposure to economic, political and legal risks related to our international operations; the costs and effects of complying with laws and regulations relating to our operations; the occurrence of litigation or claims; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement except as required by law.

Non-GAAP Financial Information    This communication includes Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that a presentation of this information is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. Reconciliations of our non-GAAP measures included within this presentation are included in the “Non-GAAP Financial Measures” section of this presentation.

Please see Ecolab’s news release dated August 2, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	2

2Q 2016 Overview

◢Earnings:

▪	Reported diluted EPS $0.87, -13% versus last year; adjusted diluted EPS $1.08, flat year on year
▪	Reported and adjusted diluted EPS include $0.08 (7%) unfavorable currency

◢Sales:

▪	Reported sales -2%; fixed currency sales +1%; acquisition adjusted fixed currency sales -1%
▪	Solid acquisition adjusted fixed currency Global Institutional, Global Industrial and Other segment sales, +4%, offset by lower Global Energy sales
▪	Strong new business growth and new product introductions drove market share gains

◢Operating Margin:

▪	Reported operating margin -50 bps; adjusted fixed currency operating margin +30 bps
▪	Strong margin expansion in our Global Institutional, Global Industrial and Other segments was partially offset by an increase in variable compensation and a decline in Global Energy

◢Outlook:

▪	Expect a solid second half with continued good Global Institutional, Global Industrial and Other segment performances and better Global Energy comparisons
▪	3Q: Adjusted diluted EPS of $1.24 to $1.32, including an approximate $0.08, or 6%, unfavorable impact from FX/Venezuelan devaluation/deconsolidation
▪	2016: Adjusted diluted EPS of $4.35 to $4.50, including an approximate $0.27 to $0.32, or 6% to 7%, unfavorable impact from FX/Venezuelan devaluation/deconsolidation

Please see Ecolab’s news release dated August 2, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	3

2Q 2016 Results

	Second Quarter Ended June 30
	Reported			Adjusted *
(unaudited)	Public Currency Rates		%	Public Currency Rates		%
(millions, except per share)	2016	2015	Change	2016	2015	Change
Net sales	$ 3,317.2	$ 3,389.1	(2)%	$ 3,317.2	$ 3,389.1	(2)%
Operating income	412.5	437.8	(6)%	500.6	514.4	(3)%
Net income attributable to Ecolab	258.4	302.0	(14)%	319.3	323.7	(1)%
Diluted earnings per share	$ 0.87	$ 1.00	(13)%	$ 1.08	$ 1.08	0%

				Adjusted *
	Fixed Currency Rates *		%	Fixed Currency Rates		%
	2016	2015	Change	2016	2015	Change
Net sales	$ 3,252.5	$ 3,213.8	1%	$ 3,252.5	$ 3,213.8	1%
Operating income	402.9	399.1	1%	491.0	475.7	3%

*See “Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations.

Please see Ecolab’s news release dated August 2, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	4

2Q 2016 Sales Growth Detail

	Fixed Rate	Acq./Div. Adj.
Global Industrial	% Change	% Change	Consolidated	% Change
F&B	4%	4%	Volume & mix	(1)%
Water	6%	1%	Pricing	<1%
Paper	1%	1%	Subtotal	(1)%
Textile Care	6%	6%	Acq./Div.	2%
Total Global Industrial	4%	2%	Fixed currency growth	1%
			Currency impact	(3)%
Global Institutional			Total	(2)%
Institutional	10%	6%
Specialty	6%	6%
Healthcare	4%	4%
Total Global Institutional	8%	5%

Global Energy	(13)%	(13)%

Other
Pest Elimination	8%	8%
Equipment Care	6%	6%
Total Other	8%	8%

Amounts in the tables above may reflect rounding. Acq./Div. Adj. excludes the impact of acquisitions and divestitures and Venezuela results.

Please see Ecolab’s news release dated August 2, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	5

2Q 2016 Income Statement / Margins

($ millions, unaudited)	2016	% sales	2015	% sales	% change	Comments*

Gross Profit	$ 1,532.0	46.2%	$ 1,582.6	46.7%	(3)%

Excluding special charges, our adjusted gross margin was 48.0% and increased 100 bps, resulting from lower delivered product costs, cost efficiencies and the impact of the decline in Global Energy, which on average has a lower gross profit margin.

SG&A	1,093.3	33.0%	1,079.2	31.8%	1%	The 120 bps increase in 2016 reflects the impact of investments in the business, higher variable compensation and the decline in Global Energy, which on average has a lower SG&A ratio.

Operating Income (fixed FX)
Global Industrial	171.3	14.9%	147.9	13.4%	16%

2016 acquisition adjusted fixed currency margins were 15.1% vs. 13.6% in 2015. The 150 bps improvement was due to appropriate pricing, cost savings initiatives, lower delivered product costs and sales volume gains, partially offset by higher variable compensation.

Global Institutional	245.0	21.4%	228.5	21.7%	7%

2016 acquisition adjusted fixed currency margins were 22.1% vs. 21.7% in 2015. The 40 bps improvement reflected appropriate pricing and sales volume gains, which more than offset investments in the business and higher variable compensation.

Global Energy	77.5	10.3%	109.9	12.7%	(29)%

2016 acquisition adjusted fixed currency margins were 9.8% vs. 12.4% in 2015. The 260 bps decrease reflected lower sales volume, reduced plant overhead absorption (driven by both lower volumes and a planned reduction in inventory levels) and reduced pricing, which more than offset delivered product cost savings, synergies and other cost reduction actions.

Other	38.8	19.1%	31.8	16.8%	22%	The 230 bps improvement was due to pricing and sales volume gains, partially offset by higher variable compensation.

Subtotal at fixed FX	532.6	16.4%	518.1	16.1%	3%

Corporate
Special Gains/(Ch.)	(88.1)		(76.6)			2016: Energy inventory, Energy workforce, other asset charges and a wage-hour litigation charge. 2015: Venezuela devaluation, loss on disposition of business, restructuring, other charges.

Corp. Expense	(41.6)		(42.4)			Includes Nalco intangible amortization of $42 million in 2016 and 2015.
Total Corporate Exp.	(129.7)		(119.0)

FX	9.6		38.7

Consolidated Op. Inc.	$ 412.5	12.4%	$ 437.8	12.9%	(6)%

2016 adjusted fixed currency margin was 15.1%, +30 bps vs. the equivalent 2015 margin of 14.8%. Good margin expansion in our Global Institutional, Global Industrial and Other segments was partially offset by higher variable compensation and a decline in Global Energy.

*See Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations.

Please see Ecolab’s news release dated August 2, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	6

2Q 2016 Balance Sheet / Cash Flow

Summary Balance Sheet

(unaudited)	June 30			June 30
(millions)	2016	2015	(millions, unaudited)	2016	2015
Cash and cash eq.	$ 167.4	$ 310.6	Short-term debt	$ 1,749.9	$ 2,185.2
Accounts receivable, net	2,318.0	2,494.8	Accounts payable	977.8	961.0
Inventories	1,331.7	1,462.7	Other current liabilities	1,510.7	1,299.8
Other current assets	278.3	703.0	Long-term debt	5,097.0	5,102.3
PP&E, net	3,257.3	3,123.4	Pension/Postretirement	968.4	1,139.6
Goodwill and intangibles	10,482.7	10,744.4	Other liabilities	1,251.2	1,627.9
Other assets	389.2	356.4	Total equity	6,669.6	6,879.5
Total assets	$ 18,224.6	$ 19,195.3	Total liab. and equity	$ 18,224.6	$ 19,195.3

Selected Cash Flow items			Selected Balance Sheet measures
	Six Months Ended
(unaudited)	June 30			June 30
(millions)	2016	2015	(unaudited)	2016	2015
Cash from op. activities	$ 874.8	$ 636.6	Total Debt/Total Capital	50.7%	51.4%
Depreciation	276.0	285.8	Net Debt/Total Capital	50.0%	50.4%
Amortization	145.3	149.9	Net Debt/EBITDA*	2.8	2.5
Capital expenditures	303.7	327.5	Net Debt/Adjusted EBITDA*	2.3	2.4

* EBITDA and Adjusted EBITDA are non-GAAP measures.  EBITDA is defined as the sum of operating income, depreciation and amortization. Adjusted EBITDA is defined as the sum of adjusted operating income, depreciation and amortization. The inputs to EBITDA reflect the trailing twelve months of activity for the period presented. See “Non-GAAP Financial Measures” section of this presentation corresponding reconciliations.

Please see Ecolab’s news release dated August 2, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	7

2016 Focus

◢Expect solid second half

▪	Continued good Global Institutional, Global Industrial and Other segment performances and better Global Energy comparisons, lessening FX headwind
▪	Execute the Ecolab Model
▪	Drive growth through best product/best service to produce best results/lowest total use cost
▪	Leverage corporate account new business investments and momentum
▪	Expect continued mid-single digit growth in Global Institutional, Global Industrial and Other segments along with better Global Energy comparisons
▪	Invest in the future
▪	Continued investments in critical areas
▪	Product innovation and new field technology
▪	Enterprise systems

◢Improve cost efficiency and effectiveness

◢Focused M&A

▪	Technologies, products/services, geographic expansion, opportunities in distressed markets

Please see Ecolab’s news release dated August 2, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	8

Appendix

Please see Ecolab’s news release dated August 2, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	9

Non-GAAP Financial Measures

	Second Quarter Ended		Six Months Ended
(unaudited)	June 30		June 30
(millions, except percent)	2016	2015	2016	2015

Net Sales
Reported GAAP net sales	$ 3,317.2	$ 3,389.1	$ 6,414.6	$ 6,686.7
Effect of foreign currency translation	(64.7)	(175.3)	(86.7)	(397.2)
Non-GAAP fixed currency sales	$ 3,252.5	$ 3,213.8	$ 6,327.9	$ 6,289.5

Cost of Sales
Reported GAAP cost of sales	$ 1,785.2	$ 1,806.5	$ 3,416.6	$ 3,571.8
Special (gains) and charges	61.9	11.0	61.9	11.6
Non-GAAP adjusted cost of sales	$ 1,723.3	$ 1,795.5	$ 3,354.7	$ 3,560.2

Gross Margin
Reported Gross Margin	46.2%	46.7%	46.7%	46.6%
Non-GAAP adjusted Gross Margin	48.0%	47.0%	47.7%	46.8%

Operating income
Reported GAAP operating income	$ 412.5	$ 437.8	$ 784.0	$ 825.5
Effect of foreign currency translation	(9.6)	(38.7)	(13.8)	(80.8)
Non-GAAP fixed currency operating income	$ 402.9	$ 399.1	$ 770.2	$ 744.7

Reported GAAP operating income	$ 412.5	$ 437.8	$ 784.0	$ 825.5
Special gains and charges	88.1	76.6	94.4	85.0
Non-GAAP adjusted operating income	500.6	514.4	878.4	910.5
Effect of foreign currency translation	(9.6)	(38.7)	(13.8)	(80.8)
Non-GAAP adjusted fixed currency operating income	$ 491.0	$ 475.7	$ 864.6	$ 829.7

Operating Income Margin
Reported GAAP operating income margin	12.4%	12.9%	12.2%	12.3%
Non-GAAP adjusted fixed currency operating income margin	15.1%	14.8%	13.7%	13.2%

Please see Ecolab’s news release dated August 2, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	10

Non-GAAP Financial Measures

	Second Quarter Ended		Six Months Ended
(unaudited)	June 30		June 30
(millions, except percent and per share)	2016	2015	2016	2015

Net Income Attributable to Ecolab
Reported GAAP net income	$ 258.4	$ 302.0	$ 489.2	$ 535.4
Special (gains) and charges, after tax	57.0	61.1	61.4	66.4
Discrete tax net expense (benefit)	3.9	(39.4)	(0.9)	(36.8)
Non-GAAP adjusted net income attributable to Ecolab	$ 319.3	$ 323.7	$ 549.7	$ 565.0

Diluted Earnings per Share Attributable to Ecolab ("EPS")
Reported GAAP diluted EPS	$ 0.87	$ 1.00	$ 1.64	$ 1.77
Special (gains) and charges, after tax	0.19	0.20	0.21	0.22
Discrete tax net expense (benefit)	0.01	(0.13)	(0.00)	(0.12)
Non-GAAP adjusted diluted EPS	$ 1.08	$ 1.08	$ 1.85	$ 1.87

Provision for Income Taxes
Reported GAAP tax rate	24.1%	18.0%	24.1%	22.5%
Special gains and charges	2.3	0.4	1.4	(0.1)
Discrete tax items	(0.9)	8.7	0.1	4.7
Non-GAAP adjusted tax rate	25.5%	27.1%	25.6%	27.1%

EBITDA (trailing twelve months ended)
Net income including non-controlling interest	$ 968.6	$ 1,256.9
Provision for income taxes	299.9	411.5
Interest expense, net	251.3	249.0
Depreciation	549.7	567.8
Amortization	295.4	304.5
EBITDA	$ 2,364.9	$ 2,789.7
Special (gains) and charges impacting EBITDA	504.8	137.5
Adjusted EBITDA	$ 2,869.7	$ 2,927.2

Please see Ecolab’s news release dated August 2, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	11